Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Eagle Financial Services, Inc. on Form S-3 of our report dated March 30, 2015 on the consolidated financial statements of Eagle Financial Services, Inc. for the year ended December 31, 2014 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

/s/Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania
February 9, 2016